UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 17, 2011

FRESH HARVEST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New Jersey	000- 51390	33-1130446
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

280 Madison Avenue, Suite 1005, New York, New York (Address of principal executive offices)	10016 (Zip Code)

(917) 652-8030

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On May 17, 2011, Fresh Harvest Products, Inc., a New Jersey corporation (the “Company”), entered into a letter agreement (the “Agreement”) with Mercury Equity Group, LLC (“Mercury”) to, among other things, retain Mercury on an exclusive basis to provide general financial advisory and investment banking services to the Company.

The foregoing description of the terms of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.02.  The Agreement provides, among other things, for the issuance to Mercury of up to a number of shares of the Company’s common stock equal to 5% of the total issued and outstanding shares of the Company’s common stock on a fully diluted basis upon the happening of certain events.  The exemption from registration for the issuance of the shares contemplated to be issued to Mercury is based on Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable

(b)

Not applicable

(c)

Not applicable

(d)

Exhibits.

10.1

Letter Agreement dated May 17, 2011 between Fresh Harvest Products, Inc. and Mercury Equity Group, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH HARVEST PRODUCTS, INC.

By:

/s/Michael J. Friedman

Michael J. Friedman

Chairman, Chief Executive Officer and President

Date: May 23, 2011

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement dated May 17, 2011 between Fresh Harvest Products, Inc. and Mercury Equity Group, LLC